EXHIBIT 107
Calculation of Filing Fee Table
424(b)(7)
(Form Type)
The Charles Schwab Corporation
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (3)

Newly Registered Securities

Fees to be Paid	Equity	Common Stock $0.01 par value	457(r) (1)	165,443,530 (2)	$79.25	$13,111,399,752.50	.00015310	$2,007,355.30

Fees Previously Paid	—	—	—	—	—	—		—

Carry Forward Securities

Carry Forward Securities	—	—	—	—	—	—	—	—

Total Offering Amount						$13,111,399,752.50	—	$2,007,355.30

Total Fee Due						—	—	$2,007,355.30

(1)
The registration fee is calculated in accordance with Rule 457(r) under the Securities Act and represents deferred payment of the registration fee in connection with the Registrant’s Registration Statement on Form
S-3ASR
(Registration
No. 333-275858)
paid herewith.

(2)	Includes 31,658,487 shares of common stock issuable upon the automatic conversion of an equal number of shares of nonvoting common stock.